U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Date of Report: June 15, 2004

                              ZKID NETWORK COMPANY

             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   91-2072623
                      (IRS Employer Identification Number)

              666 Dundee Road, Unit 705, Northbrook, Illinois 60610
                    (Address of principal executive offices)

                                  847-509-4200
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENT
                            (Full title of the Plans)

                                    Copy to:
                                Mitchell Lederer
                   666 Dundee Road, Northbrook, Illinois 60610

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
                                        Proposed       Proposed
                                        maximum        maximum
                                        offering       aggregate   Amount of
Title of securities   Amount to be      price          offering    registration
to be registered      registered        per share(2)   price (2)   fee (3)
-------------------------------------------------------------------------------
Common Stock,        3,000,000          $.001          $3,000      $.38
$.001 par value
                   ------------                                    -----------
      TOTAL          3,000,000                                     $.38
-------------------------------------------------------------------------------

                                     PART I

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) Four Form 4s (Statement of Changes of Beneficial Ownership) filed on June 4, 2004.

(b) Form 8K Current Report filed on May 27, 2004.

(c) Form 8K Current Report filed on May 21, 2004.

(d) Form 10QSB Quarterly Report for the three month period ending March 31, 2004, filed on May 20, 2004.

(e) Form S-8 Registration Statement Filed on May 10, 2004.

(f) Form 10K filed for the Company for the fiscal year ended December 31, 2003 filed on April 19, 2004 as amended on April 23, 2003.

(g) Form 4 (Statement  of Changes of  Beneficial  Ownership)  filed on March 30,
2004.

(h) Form S-8 Registration Statement Filed on March 15, 2004.

(i) Four Form 4s (Statement of Changes of Beneficial Ownership) filed on March 2, 2004.

(j) Form S-8 Registration Statement Filed on February 18, 2004.

(k) Five Form 4s (Statement of Changes of Beneficial Ownership) filed on February 17, 2004.

(l) Form 4/A (Statement of Changes of Beneficial Ownership) filed on February 4, 2004.

(m) Three Form 4s (Statement of Changes of Beneficial Ownership) filed on January 29, 2004.

(n) Form S-8 Registration Statement Filed on January 15, 2004.

(o) Two Form 4s (Statement of Changes of Beneficial Ownership) filed on January 8, 2004.

(p) Form S-8 Registration Statement Filed on December 15, 2003.

(q) Form 10-Q for the three and nine month period ending September 30, 2003 filed on November 19, 2003.

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

(r) Form 14C Definitive Information Statement filed on September 24, 2003.

(s) Form 10-Q for the three- and six-month periods ending June 30, 2003 filed on August 14, 2003.

(t) Form 10-Q for the three month periods ending March 31, 2003 filed on May 19, 2003.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Common Stock $.001 par value.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada General Corporation Law ("NGCL"), the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the NGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officers for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company has obtained directors and officers liability insurance. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


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

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

EXHIBIT

5.1       Opinion re: legality

10.1 Consulting Agreement between ZKid Network Company and Destin Sands International

23.1 Consent of Dirocco and Dombrow, current independent auditors of Zkid Network Company

23.2 Consent of Lawrence S. Hartman (included in Exhibit 5.1 opinion letter)


ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on June 15, 2004.


                                               ZKID NETWORK COMPANY


                                               By: /s/  Mitchell Lederer
                                               -------------------------------
                                               Mitchell Lederer, President











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